UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 13, 2020 (February 13, 2020)

ASSERTIO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

Delaware	94-3229046
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

100 S. Saunders Road, Suite 300, Lake Forest, IL 60045

(Address of principal executive offices, with zip code)

(224) 419-7106

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, $0.0001 par value	ASRT	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 8.01 Other Events

On February 13, 2020, the Company issued a press release announcing the closing of the transaction contemplated by the Asset Purchase Agreement dated February 6, 2020 with Collegium Pharmaceutical, Inc., as described further in Item 1.01 of our Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on February 7, 2020. The Company plans to file with the SEC a Current Report on Form 8-K disclosing the pro forma financials required under Items 2.01 and 9.01 no later than February 20, 2020. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Assertio Therapeutics, Inc. Press Release issued on February 13, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSERTIO THERAPEUTICS, INC.

Date: February 13, 2020	By:	/s/ Daniel A. Peisert
Daniel A. Peisert
Senior Vice President and Chief Financial Officer